American Conservative Values ETF N-CSR

Ex 99.906 CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended July 31, 2021  (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	October 7, 2021

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended July 31, 2021 (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	October 7, 2021

Name:	/s/ Ann MacDonald
Ann MacDonald
Title:	Assistant Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.